SEC Standardized Total Returns - Class A

Average Annual Total Return and Total Return for First Investors
Funds are calculated using the following standardized formula:

Average Annual
     Total Return = ((ERV / P) ) - 1

Total Return = ((ERV - P) / P)

WHERE:   ERV = Ending redeemable value of a hypothetical  S1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

           P = a hypothetical initial investment of $1,000

           N = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Series Fund II, Inc. (Class A shares) as of October 31,

                                                                           AVE. ANNUAL    TOTAL
                         Class A     ERV          P             N         TOTAL  RETURN   RETURN
                                     ---          -             -         -------------   ------
            Growth & Income Fund
            --------------------

                         1 year:   $1,182.60  $1,000.00        1.00           18.26%      18.26%

                   Life of Fund:   $1,786.30  $1,000.00        4.07           15.29%      78.63%

 U.S.A. Mid-Cap Opportunity Fund
 -------------------------------

                         1 year:   $1,191.40  $1,000.00        1.00           19.14%      19.14%

                        5 years:   $1,692.10  $1,000.00        5.00           11.09%      69.21%

                   Life of Fund:   $1,703.90  $1,000.00        5.19           10.82%      70.39%

           Utilities Income Fund
           ---------------------

                         1 year:   $1,057.70  $1,000.00        1.00            5.77%       5.77%

                   Life of Fund:   $1,384.40  $1,000.00        4.69            7.18%      38.44%

SEC Standardized Total Returns - Class B

Average Annual Total Return and Total Return for First Investors
Funds are calculated using the following standardized formula:

Average Annual
     Total Return = ((ERV / P) ) - 1

Total Return = ((ERV - P) / P)

WHERE:   ERV = Ending redeemable value of a hypothetical  S1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

           P = a hypothetical initial investment of $1,000

           N = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Series Fund II, Inc. (Class B shares) as of October 31,

                                                                          AVE. ANNUAL     TOTAL
                         Class B       ERV       P              N        TOTAL  RETURN    RETURN
                                       ---       -              -        -------------    ------
            Growth & Income Fund
            --------------------

                       One Year:   $1,202.10  $1,000.00        1.00           20.21%      20.21%

                   Life of Fund:   $1,803.40  $1,000.00        2.80           23.43%      80.34%

U.S.A. Mid-Cap Opportunity Fund
-------------------------------

                       One Year:   $1,211.20  $1,000.00        1.00           21.12%      21.12%

                   Life of Fund:   $1,635.30  $1,000.00        2.80           19.20%      63.53%

           Utilities Income Fund
           ---------------------

                       One Year:   $1,075.70  $1,000.00        1.00            7.57%       7.57%

                   Life of Fund:   $1,480.00  $1,000.00        2.80           15.02%      48.00%

NAV only Total Returns - Class A

Average Annual Total Return and Total Return for First Investors
Funds are calculated using the following standardized formula:

Average Annual
     Total Return = ((ERV / P) ) - 1

Total Return = ((ERV - P) / P)

WHERE:   ERV = Ending redeemable value of a hypothetical  S1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

           P = a hypothetical initial investment of $1,000

           N = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Series Fund II, Inc. (Class A shares) as of October 31,

                                                                           AVE. ANNUAL    TOTAL
                         Class A       ERV        P             N         TOTAL  RETURN   RETURN
                                       ---        -             -         -------------   ------
            Growth & Income Fund
            --------------------

                         1 year:   $1,262.00  $1,000.00        1.00           26.20%      26.20%

                   Life of Fund:   $1,906.20  $1,000.00        4.07           17.14%      90.62%

 U.S.A. Mid-Cap Opportunity Fund
 -------------------------------

                         1 year:   $1,270.90  $1,000.00        1.00           27.09%      27.09%

                        5 years:   $1,804.90  $1,000.00        5.00           12.54%      80.49%

                   Life of Fund:   $1,818.10  $1,000.00        5.19           12.21%      81.81%

           Utilities Income Fund
           ---------------------

                         1 year:   $1,128.60  $1,000.00        1.00           12.86%      12.86%

                   Life of Fund:   $1,476.10  $1,000.00        4.69            8.66%      47.61%

NAV only Total Returns - Class B

Average Annual Total Return and Total Return for First Investors
Funds are calculated using the following standardized formula:

Average Annual
     Total Return = ((ERV / P) ) - 1

Total Return = ((ERV - P) / P)

WHERE:   ERV = Ending redeemable value of a hypothetical  S1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

           P = a hypothetical initial investment of $1,000

           N = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Series Fund II, Inc. (Class B shares) as of October 31, 1997.

                                                                          AVE. ANNUAL     TOTAL
                         Class B       ERV       P              N        TOTAL  RETURN    RETURN
                                       ---       -              -        -------------    ------
            Growth & Income Fund
            --------------------

                       One Year:   $1,252.30  $1,000.00        1.00           25.23%      25.23%

                   Life of Fund:   $1,858.50  $1,000.00        2.80           24.77%      85.85%

 U.S.A. Mid-Cap Opportunity Fund
 -------------------------------

                       One Year:   $1,261.70  $1,000.00        1.00           26.17%      26.17%

                   Life of Fund:   $1,686.10  $1,000.00        2.80           20.51%      68.61%

           Utilities Income Fund
           ---------------------

                       One Year:   $1,120.80  $1,000.00        1.00           12.08%      12.08%

                   Life of Fund:   $1,526.00  $1,000.00        2.80           16.29%      52.60%